Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liquidia Technologies, Inc. of our report dated March 14, 2018, except for the effects of the reverse stock split discussed in Note 13 to the financial statements, as to which the date is July 23, 2018, relating to the financial statements, which appears in Liquidia Technologies, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-225960).

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
July 26, 2018